UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

________________________

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

February 9, 2024

Date of report (Date of earliest event reported)

________________________

Agile Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

________________________

Delaware	001-36464	23-2936302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

, New Jersey
500 College Road East, Suite 310 Princeton, New Jersey (Address of principal executive offices)	08540 (Zip Code)

Registrant's telephone number, including area code (609) 683-1880 (Former name or former address, if changed since last report) ________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AGRX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on February 10, 2020, Agile Therapeutics, Inc., (the “Company”) entered into a Credit Agreement and Guaranty with Perceptive Credit Holdings III, LP, a related party (“Perceptive”), for a senior secured term loan credit facility of up to $35.0 million (as amended from time to time, the “Perceptive Credit Agreement”).

On February 9, 2024, the Company and Perceptive entered into an eighth amendment to the Perceptive Credit Agreement (the “Eighth Amendment”). The Eighth Amendment extends the maturity date of the Perceptive Credit Agreement from February 10, 2024 until March 11, 2024 (the “Maturity Date”). As previously disclosed, beginning on December 1, 2023, the Company has been making monthly payments of $150,000 on the outstanding loan balance. Such payments will continue until the Maturity Date, at which time all remaining principal amount outstanding is due.

The foregoing description of the Eighth Amendment does not purport to be complete and is qualified in its entirety by reference to the Eighth Amendment, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 2.02.Results of Operations and Financial Condition.

On February 15, 2024, the Company issued a press release disclosing its preliminary expectations for the net revenue and operating expenses (“OPEX”) for the year ended December 31, 2023 and receipt of the Second Extension Notice (as defined and further discussed in Item 8.01 of this Form 8-K). The Company expects net revenue for the 12 months ended December 31, 2023 to be in the range of $20 to $21 million. The Company also expects OPEX for the 12 months ended December 31, 2023 to be in the range of $30 to $31.5 million compared to $56.6 million for the full year ended December 31, 2022. Management has recommended to the Board of Directors of the Company that the Company not pay performance bonuses for the 2023 fiscal year. As a result, the Company plans to reverse an accrual of approximately $2.1 million.

The Company is furnishing a copy of the press release, which is attached hereto as Exhibit 99.1 Because the Company’s financial statements for the year ended December 31, 2023 have not yet been finalized, these preliminary statements regarding the Company’s net revenue and OPEX are subject to change, and the Company’s actual net revenue and OPEX may differ materially from these preliminary estimates. Accordingly, you should not place undue reliance on these preliminary estimates.

In accordance with General Instruction B.2 of Form 8-K, the information included in this Item 2.02, including Exhibit 99.1 hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.Other Events.

As disclosed above, on February 15, 2024, the Company issued a press release announcing that on February 13, 2024, it received a letter (the “Second Extension Notice”) from the Hearings Panel (the “Panel”) of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that it had been granted an additional period, or until March 25, 2024, to regain compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market set forth in Nasdaq Listing Rule 5550(b)(1) (the “Rule”) requiring companies listed on the Nasdaq Capital Market to maintain stockholder’s equity of at least $2,500,000.

As previously disclosed, on March 27, 2023 the Company received a letter from the Nasdaq Listing Qualifications Department (the “Staff”) indicating that it was not in compliance with the Rule. On June 2, 2023, based on the Staff’s review of the materials submitted by the Company, the Staff granted the Company’s request for an extension until September 25, 2023 to comply with the Rule. On September 27, 2023, the Company received a notice from the Staff advising the Company that the Staff had determined that the Company did not meet the terms of the extension and that unless the Company requests an appeal, the Staff would proceed with delisting. The Company submitted a hearing request to the Panel, which stayed the delisting, and the hearing was held on November 30, 2023. On December 5, 2023, the Company received a letter from the Nasdaq Panel (the “First

Extension Notice”) notifying the Company that it had been granted an additional period, or until February 16, 2024, to regain compliance with the Rule.

The Company’s common stock will continue to trade on the Nasdaq Capital Market under the symbol “AGRX” at least pending the completion of the period of time granted to demonstrate compliance with the Rule. There can be no assurance that the Company will be able to regain compliance with the applicable Nasdaq listing requirements. If the Company’s common stock is delisted, it could be more difficult to buy or sell the Company’s common stock or to obtain accurate quotations, and the price of the Company’s common stock could suffer a material decline. Delisting could also impair the Company’s ability to raise capital. If trading in the Company’s common stock is suspended on the Nasdaq Capital Market or the Company’s common stock is delisted by Nasdaq, it could negatively impact the Company as it would likely reduce the liquidity and market price of the Company’s common stock, reduce the number of investors willing to hold or acquire the Company’s common stock, negatively impact the Company’s ability to access equity markets and obtain financing, and impair the Company’s ability to provide equity incentives.

Forward-Looking Statements

Certain information contained in this Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We may in some cases use terms such as “predicts,” “believes,” “potential,” “continue,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “likely,” “will,” “should” or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Our forward-looking statements are based on current beliefs and expectations of our management team that involve risks, potential changes in circumstances, assumptions, and uncertainties, including statements regarding our financial condition, our ability to repay our debt to Perceptive, our expected net revenue and expected operating expenses for fiscal year 2023, and our ability to regain compliance with Nasdaq continued listing requirements and continue trading on the Nasdaq Capital Market. Any or all of the forward-looking statements may turn out to be wrong or be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. These forward-looking statements are subject to risks and uncertainties including risks related to our ability to raise enough capital to fund our operations in the near term and long term, including our ability to obtain funding through public or private equity offerings, debt financings or other sources, on terms acceptable to us or at all, our ability to come into and maintain compliance with the Nasdaq Capital Market listing requirements, the potential de-listing of our shares on the Nasdaq Capital Market, our ability to continue to commercialize and grow Twirla and the other risks set forth in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. For all these reasons, actual results and developments could be materially different from those expressed in or implied by our forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this Current Report on Form 8-K. We undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

2,
Exhibit Number	Description
10.1

Eighth Amendment to Credit Agreement and Guaranty, by and among Agile Therapeutics, Inc., the guarantors from time to time party thereto, the lenders from time to time party thereto and Perceptive Credit Holdings III, LP, dated as of February 9, 2024.

99.1	Press Release dated February 15, 2024.
104	Cover Page Interactive Data File (Embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agile Therapeutics, Inc.

Dated: February 15, 2024	By:	/s/ Alfred Altomari
	Name:	Alfred Altomari
	Title:	Chairperson and Chief Executive Officer